Exhibit 10.15

CONSENT AND AMENDMENT

Reference is made to (i) the Note Purchase Agreement, dated as of August 4, 1998, as amended by that First Amendment to Note Purchase Agreement, dated as of April 7, 2003, and further amended by that Second Amended and Limited Waiver to Note Purchase Agreement, dated as of August 13, 2003, (as amended, the “NPA”), among Diametrics Medical, Inc. (the “Company”) and the noteholders parties thereto (collectively, the “Noteholders”), (ii) those Convertible Senior Secured Fixed Rate Notes due August 4, 2005 of the Company issued to the Noteholders pursuant to the NPA, each as amended by that certain Allonge to First Amended and Restated Convertible Senior Secured Fixed Rate Notes dated August 13, 2003, and as further amended by that Limited Waiver and Amendment, dated as of January 14, 2004 (as amended, collectively, the “Notes”), and (iii) the Stock Purchase Warrants of the Company dated April 7, 2003 issued to the Noteholders, each as amended by that certain Limited Waiver and Amendment, dated as of January 14, 2004 and as further amended by that certain Consent and Amendment dated May 28, 2004 (as amended, collectively, the “Warrants”). Capitalized terms used herein without definition shall be used as defined in the NPA.

This Consent and Amendment is being signed in connection with and as a condition precedent to the issuance of up to $3,000,000 in aggregate principal amount of convertible notes to be issued pursuant to that certain Subscription Agreement dated December 14, 2004 (the “New Notes”) among the Company and the purchasers parties thereto, a copy of which is attached hereto as Exhibit A (the “Subscription Agreement”). Each of the Noteholders concurrently herewith are entering into that certain Limited Standstill Agreement and that certain Subordination Agreement, the forms of which are attached as exhibits to the Subscription Agreement. The Company and each Noteholder hereby agrees as follows:

1. With respect to the issuance of the New Notes, the Noteholders agree to waive the restrictions on the incurrence of additional “Debt” and payment of interest and principal in connection therewith set forth in Section 6.7 of the NPA, and further agree that such issuance shall not be deemed to be a “Redemption Event” for purposes of Section 4.3 of the NPA, as such terms are defined in the NPA. The Noteholders also agree that the proceeds of the New Notes shall not be used in connection with any mandatory payment on the Notes pursuant to Section 4.5 of the Notes. The Noteholders further acknowledge and agree that neither (i) the issuance of the New Notes and any related liens on the assets of the Company as security therefore as required by the terms of the Subscription Agreement, nor (ii) the liquidation of Diametrics Medical, Ltd. shall be deemed to be an “Event of Default” for purposes of Section 8.1 of the NPA and the Notes, so long as (1) BCC Acquisition II, LLC as agent for the benefit of the Noteholders (together with its successors and assigned, the “Agent”), holds a valid and perfected security interest in all assets of the Company (including stock of its subsidiaries) and its subsidiaries, which security interest has priority over all other creditors of the Company and its subsidiaries other than the security interests granted to the holders of the New Notes as contemplated by the Subscription Agreement and (2) at such time as the New Notes are paid in full or otherwise discharged, the Agent will hold a valid, first priority security interest in such collateral.

2. The Noteholders hereby consent to defer, for purposes of Section 9.1(r) of the Subscription Agreement, until the New Notes are no longer outstanding, (a) the Company’s obligation to make interest payments pursuant to Section 3.1 of the Notes (including those interest payments originally due on December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, payment of which was deferred until December 31, 2004), (b) the Company’s obligation to make principal payments on the Notes when due, and (c) the Company’s obligation to reimburse the Noteholders for certain reasonable out-of-pocket expenses pursuant to Section 13.1 of the NPA, payment of which was deferred until December 31, 2004 (other than as provided in Section 9.1(e) of the Subscription Agreement), and, in each case, the Noteholders further consent to defer any right to default interest provided under Section 3.2 of the Notes with respect to the interest and principal payments deferred under this Section 2.

3. Section 5.1 of the NPA is amended in its entirety to read as follows:

“Section 5.1 Conversion. Subject to and upon compliance with the provisions of this Article V and subject to Section 4.4 hereof, the Holder of any Notes shall have the right, at its option, at any time, to convert any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 into fully paid and nonassessable shares of Common Stock at the conversion price of $0.02 per share of Common Stock, subject to adjustment as set forth below, by surrendering the Notes to be converted, in the manner provided in Section 5.2.”

4. Section 5.6 of the NPA is amended in its entirety to read as follows:

“Section 5.6 Conversion Price. For purposes of this Article V, the conversion price shall be $0.02 in principal amount per share of Common Stock for the Notes, subject in each case to adjustment as provided below (as applicable, the “Conversion Price”).”

5. Each Noteholder acknowledges and agrees that, notwithstanding the terms of Section 5.9 of the NPA, the Company will not, as of the date hereof and until the Approval (as defined in the Subscription Agreement) of an increase in additional authorized shares of Company common stock is received, have authorized and reserved sufficient shares of common stock to provide for the conversion in full of the Notes, and will not convert the Notes for more than 2,013,431 shares in the aggregate currently reserved for the benefit of the Noteholders until such additional shares are available. The Company covenants to file a preliminary proxy statement for a meeting of the Company shareholders relating to the Approval with the Commission on or before December 30, 2004 (“Proxy Filing Date”). The Company further covenants to use its reasonable best efforts to obtain the Approval not later than 90 days from the Proxy Filing Date.

6. The Purchase Price, as defined in the Warrants, is hereby amended to be $0.025 per share of Common Stock.

7. The term “UK Security Agreements,” as defined in the Second Amendment and Limited Waiver to Note Purchase Agreement, shall also be deemed to include that certain Debenture entered into between TGC Research Limited, a company organized under the laws of the United Kingdom (“TGC”) and BCC Acquisition II LLC as Agent dated as of December 15, 2004, and that certain Charge Over Shares entered into between the Company and Acquisition II LLC as Agent dated as of December 15, 2004.

8. Except as amended hereby, all other terms and conditions of the NPA and the Notes and Warrants remain in full force and effect.

9. The validity, construction and enforceability of this Consent and Amendment shall be governed by the internal laws of the State of Minnesota, without regard to conflict of laws principles.

10. This Consent and Amendment shall be binding upon the Company, the Noteholders and their respective successors and assigns, and shall inure to the sole benefit of the Company, the Noteholders and the successors and assigns of the Company and the Noteholders.

11. This Consent and Amendment shall be limited precisely as written and shall not be deemed or otherwise construed to (i) constitute a waiver of any Default or Event of Default (except as may be set forth herein) or (ii) prejudice any right, power or remedy which the Noteholders may now have or may have in the future under or in connection with the NPA, the Notes and/or the Warrants (after giving effect to this Consent and Amendment).

12. This Consent and Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterparty shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

Dated: December 15, 2004.

THE COMPANY:

DIAMETRICS MEDICAL, INC.

By:	/s/ David Kaysen Name: David Kaysen

Title: Chief Executive Officer and President

THE NOTEHOLDERS:

[see attached signature pages]

BCC ACQUISITION II LLC

By: Its: By: Its:	THE BAY CITY CAPITAL FUND I, L.P. Manager Bay City Capital Management LLC General Partner

By: Name: Title:	/s/ Fred Craves Fred Craves Managing Director

NOTEHOLDER:

GERALD L. COHN REVOCABLE TRUST

By: Name: Title:	/s/ Gerald L. Cohn Gerald L. Cohn Trustee

NOTEHOLDER:

HANNAH S. AND SAMUEL A.
COHN MEMORIAL FOUNDATION

By: Name: Title:	/s/ Thomas L. Burns Thomas L. Burns President

NOTEHOLDER:

AEOW 96, LLC

By: Will K. Weinstein Revocable Trust DTD 2/27/90

Its:	Member Manager

By: Its:	/s/ Will K. Weinstein Trustee